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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-25701, 333-04676, 333-60611, 333-65978 and 333-137959) on Form S-8 and Registration Statements (Nos. 333-70045, 333-65980, 333-112122 and 333-137958) on Form S-3 of DG FastChannel, Inc. of our reports dated March 6, 2009, with respect to the consolidated financial statements and schedule of DG FastChannel, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of DG FastChannel, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Dallas, Texas
March 9, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm